                                                                     EXHIBIT 4.2





                  CONSECO FINANCE LEASE 2000-1, LLC, as Issuer,

          WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee,

              WFFLI LEASE FINANCE 2000-1, LLC, as Successor Issuer

                                       and

              BANK ONE, NATIONAL ASSOCIATION, as Successor Trustee



                      6.844% Lease-Backed Notes, Class A-1
                      7.250% Lease-Backed Notes, Class A-2
                      7.360% Lease-Backed Notes, Class A-3
                      7.480% Lease-Backed Notes, Class A-4
                       7.690% Lease-Backed Notes, Class B
                       7.880% Lease-Backed Notes, Class C
                       8.560% Lease-Backed Notes, Class D

                     --------------------------------------

                             SUPPLEMENTAL INDENTURE

                          Dated as of January 31, 2001

                                       to

                       Indenture dated as of July 1, 2000

                     --------------------------------------

                             SUPPLEMENTAL INDENTURE

     This SUPPLEMENTAL INDENTURE, dated as of January 31, 2001, among CONSECO FINANCE LEASE 2000-1, LLC, a Delaware limited liability company (the "Issuer"), WELLS FARGO BANK MINNESOTA, N.A., a national banking association organized and existing under the laws of the United States of America (the "Trustee"), WFFLI LEASE FINANCE 2000-1, LLC, a Delaware limited liability company (the "Successor Issuer"), and BANK ONE, NATIONAL ASSOCIATION, a national banking association (the "Successor Trustee"), to the Indenture, dated as of July 1, 2000, between the Issuer and the Trustee relating to the 6.844% Lease-Backed Notes, Class A-1, 7.250% Lease-Backed Notes, Class A-2, 7.360% Lease-Backed Notes, Class A-3, 7.480% Lease-Backed Notes, Class A-4, 7.690% Lease-Backed Notes, Class B, 7.880% Lease-Backed Notes, Class C and 8.560% Lease-Backed Notes, Class D, of the Issuer (the "Indenture").

                                    RECITALS

     WHEREAS, pursuant to an Asset Purchase Agreement dated as of December 8, 2000 by and among Wells Fargo Financial Leasing, Inc. ("Wells Fargo Financial"), Conseco, Inc., Conseco Finance Corp., Conseco Finance Vendor Services Corporation ("Vendor Services"), Green Tree Lease Finance II, Inc., Green Tree Lease Finance 1998-1, LLC and the Issuer (the "Purchase Agreement"), Buyer has agreed to cause the Successor Issuer, a limited liability company of which Buyer is the sole member, to purchase substantially all of the assets and certain liabilities of the Issuer.

     WHEREAS, pursuant to the Trust Indenture Act, the Trustee, as an affiliate of the Successor Issuer, must resign as trustee under the Indenture and, pursuant to the terms thereof, the Issuer will promptly appoint a successor trustee.

     WHEREAS, pursuant to the Purchase Agreement, Wells Fargo Financial will purchase substantially all of the assets of Vendor Services and will assume all of the obligations of Vendor Services as Servicer under the Contribution and Servicing Agreement.

     WHEREAS, the foregoing transactions necessitate the execution of a supplemental indenture.

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer and the Trustee may enter into a supplemental indenture without the consent of any Holder of any Note, but with prior notice to the Rating Agencies, (i) to evidence the succession of another Person to the Issuer in compliance with the applicable provisions of the Indenture, and the assumption by such successor of the covenants of the Issuer in the Indenture and in the Notes, (ii) to evidence and provide for the acceptance of the appointment under the Indenture by a successor trustee with respect to the Notes, (iii) upon satisfaction of the Rating Agency Condition, to amend the definition of "Residual Event" or of the terms used in such definition, as required by Wells Fargo Financial assuming the obligations of Vendor Services as Servicer, and (iv) to add any provisions to, or change in any manner or eliminate any provisions of, the Indenture, provided such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

     WHEREAS, the Issuer has furnished the Trustee and the Successor Trustee with (i) an Opinion of Counsel pursuant to Section 3.10(b)(iv) of the Indenture stating that the transfer of assets from the Issuer to the Successor Issuer will not have any material adverse tax consequences to the Trust or any Noteholder;
(ii) an Opinion of Counsel and an Officer's Certificate pursuant to Section 3.10(b)(vi) of the Indenture stating that the transfer of the assets from the Issuer to the Successor Issuer and this Supplemental Indenture comply with
Article III of the Indenture and that all conditions precedent set forth in the Indenture relating to such transfer have been complied with; and (iii) an Opinion of Counsel pursuant to Section 9.01(b) of the Indenture stating that the amendment of the Indenture set forth in Section 3.2 hereof does not adversely affect in any material respect the interests of any Noteholder.

     NOW, THEREFORE, each party hereto agrees for the benefit of each other party and for the equal and ratable benefit of Holders of the Notes as follows:


                                    ARTICLE I

                                SUCCESSOR ISSUER

     Section 1.1. Assumption by Successor Issuer. Pursuant to Section 3.10(b)(i)(B) of the Indenture, the Successor Issuer assumes from the Issuer the obligation to make due and punctual payment of the principal of and interest on all Notes and to perform and observe every agreement and covenant of the Indenture and each Related Document to be performed or observed by Issuer.

     Section 1.2. Subordination to Holders. Pursuant to Section 3.10(b)(i)(C) of the Indenture, the Successor Issuer agrees that all right, title and interest in the Trust Estate transferred by the Issuer to the Successor Issuer is subject and subordinate to the rights of Holders of the Notes.

     Section 1.3. Indemnification of Issuer. Pursuant to Section 3.10(b)(i)(D) of the Indenture, the Successor Issuer agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to the Indenture and the Notes; provided, however, that nothing herein shall in any way limit any rights that the Successor Issuer or its Affiliates may have to indemnification under the Purchase Agreement.

     Section 1.4. Filings. Pursuant to Section 3.10(b)(i)(E) of the Indenture, the Successor Issuer agrees to make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes.

     Section 1.5. Notices, etc. to Issuer. The address to which notifications to the Successor Issuer shall be sent pursuant to Section 11.04 of the Indenture shall be 206 Eighth Street, Des Moines, IA 50309.

                                   ARTICLE II

                                SUCCESSOR TRUSTEE

     Section 2.1. Resignation of Trustee. The Trustee hereby notifies the Issuer of the Trustee's resignation as trustee under the Indenture. The Trustee hereby agrees to promptly transfer all property held by it as trustee under the Indenture to the Successor Trustee.

     Section 2.2. Appointment of Successor Trustee. The Issuer hereby appoints the Successor Trustee to succeed the Trustee as trustee under the Indenture.

     Section 2.3. Acceptance by Successor Trustee. The Successor Trustee hereby accepts the appointment as trustee under the Indenture and assumes all of the rights, powers and duties of the trustee thereunder.

     Section 2.4. Corporate Trust Office. As of the date of the execution of this Supplemental Indenture, the Corporate Trust Office of the Successor Trustee is located at 1 Bank One Plaza, Mailcode IL1-0126, Chicago, IL 60670-0126.

     Section 2.5. Notification of Noteholders. The Successor Trustee agrees to promptly notify each Noteholder of its succession as trustee under the Indenture and of the address of its Corporate Trust Office.


                                   ARTICLE III

                     AMENDMENT OF OTHER INDENTURE PROVISIONS

     Section 3.1. Residual Event. The parties hereto agree that the substitution of Wells Fargo Financial for Vendor Services as Servicer under the Indenture shall not constitute a Residual Event and subsection (a) of the definition of "Residual Event" set forth in Section 1.10 of the Indenture is hereby amended to read as follows:

          "(a) Wells Fargo Financial Leasing, Inc. is no longer the Servicer."

     Section 3.2. Distributions. Section 8.03(iv) and Section 8.03(x) of the Indenture are hereby amended by substituting "Wells Fargo Financial Leasing, Inc." for "Vendor Services."


                                   ARTICLE IV

                                  MISCELLANEOUS

     Section 4.1. Defined Terms. Defined terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     Section 4.2. Ratification of Indenture. Except as expressly amended by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

     Section 4.3. Entire Agreement. This Supplemental Indenture (including the exhibits, schedules and other documents referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

     Section 4.4. Counterparts. This Supplemental Indenture may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Supplemental Indenture by signing any such counterpart.

     Section 4.5. Severability. Whenever possible, each provision of this Supplemental Indenture shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Supplemental Indenture is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Supplemental Indenture will not be affected or impaired thereby.

     Section 4.6. Modification, Amendment, Waiver or Termination. No provision of this Supplemental Indenture may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Supplemental Indenture. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Supplemental Indenture or any rights or obligations of any party under or by reason of this Supplemental Indenture.

     Section 4.7. Headings. The headings and any table of contents contained in this Supplemental Indenture are for reference purposes only and shall not in any way affect the meaning or interpretation of this Supplemental Indenture.

     Section 4.8. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the first day and year first written above.


                                       CONSECO FINANCE LEASE 2000-1, LLC


                                       By: /s/ Brian F. Corey
                                           -------------------------------------
                                           Name: Brian F. Corey
                                           Title: Senior Vice President and
                                                  Secretary



                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                       ASSOCIATION, not in its individual
                                       capacity, but solely as Trustee


                                       By: /s/ Marianna C. Stershic
                                           -------------------------------------
                                           Name: Marianna C. Stershic
                                           Title: Vice President



                                       WFFLI LEASE FINANCE 2000-1, LLC


                                       By: /s/ Steve R. Wagner
                                           -------------------------------------
                                           Name: Steve R. Wagner
                                           Title: President



                                       BANK ONE, NATIONAL ASSOCIATION, not in
                                       its individual capacity, but solely as
                                       Successor Trustee


                                       By: /s/ Chris Holly
                                           -------------------------------------
                                           Name: Chris Holly
                                           Title: Assistant Vice President